JOINT VENTURE AGREEMENT

This Joint Venture Agreement (the “Agreement”) is entered into October 16, 2017 to be effective as of October 1, 2017 (“Effective Date”) between INCEPTION MINING, INC., a company incorporated under the laws of Nevada, having a principal place of business at 5650 S. 900 E., Murray, Utah 84107 (“Inception”) and CORPUS MINING AND EXPLORATION, LTD., a limited company formed under the laws of the Turks and Caicos Islands with a principal place of business at 157 Leeward Highway, Providenciales, Turks and Caicos Islands, (“Corpus”), collectively, the “Parties”.

WHEREAS, Corpus is a mineral exploration company that desires to locate and quantify the precious metals content of various mineral concessions in Honduras and is willing to provide the funds necessary to carry out this objective; and,

WHEREAS, Inception owns or controls various mineral concessions in Honduras and desires to locate the capital necessary to explore and determine the precious metals content on such concessions; and,

WHEREAS, the Parties shall form a jointly owned joint venture company (“Newco”) through which the Parties shall provide the necessary capital and services to Newco as described herein and share income and value created by their activities in Newco all on the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, the Parties agree as follows:

1.	Definitions. The following terms, when used with initial capital letters, shall have the meanings set forth below:

1.1.	Concessions- The Concessions shall refer initially to the Corpus III mineral concession granted by the government of Honduras to Compania Minera Cerros del Sur, S.A. de C.V., a wholly-owned subsidiary of Inception. If Cerros is successful in securing the concession rights to Corpus I and Corpus II, such concessions shall also be referred to as Concessions.

1.2.	NI 43-101- A NI 43-101 shall refer to a National Instrument 43-101, a Canadian mineral resource classification scheme used to disclose information about mineral properties. Foreign and domestic companies listing on stock exchanges overseen by the Canadian Securities Administration (CSA) are required to abide by the NI 43-101 rules and guidelines for displaying information related to mineral properties.

2.	Formation and Role of Newco.

2.1.	Formation of Newco. The Parties will use their best efforts to form Newco as a legal entity as soon as practicable following the execution of this Agreement in the event an entity is deemed advisable by the parties after further negotiation between the parties and if an entity is formed it shall be formed on a date (the “Formation Date”) no later than thirty (30) days after the Effective Date hereof. Subject to relevant law, each of the Parties will take any other required actions in order to ensure that Newco adopts and ratifies the operational provisions of this Agreement, causes Newco to execute this Agreement on or within seven (7) days after the Formation Date, and otherwise makes Newco’s rights and obligations hereunder valid, enforceable, and in effect as of the Effective Date of this Agreement.

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2.2.	Joint Venture Activities Absent Newco. In the event a new legal entity is not deemed to be required or desirable by both parties upon further discussion following the execution of this Agreement, the ownership of the Concessions shall remain in the name of Cerros, but the values created in the Concession through the activities of Newco shall be shared in the manner set forth herein (for example, the ownership of the IP, data and NI 43-101 report related to the Concessions shall be shared by both parties) and Corpus shall have a security interest in the Concessions for an amount up to the value of the Newco activities

2.3.	Purpose of Joint Venture. The purpose of the Joint Venture is to provide a framework within which Inception will provide management services in directing and managing an exploration, drilling and evaluation of the mineral resources in the Concessions and Corpus will provide the capital necessary to complete such purpose.

2.4.	Formation Expenses. Any expenses directly incurred in connection with the formation of Newco (specifically limited to the incorporation expenses only), shall be divided between the parties in the same ratio as the Revenue Sharing arrangement set forth therein in Section 4.

3.	Operations of Joint Venture. Inception and Corpus will work together in good faith on behalf of Newco to explore, conduct a drilling program, evaluate the results of the drilling program, and engage the services of qualified parties to author an NI 43-101 describing the mineral content of the concessions and the recoverability of the minerals. Each Party agrees to use its commercially reasonable efforts to perform its respective roles and responsibilities as set forth herein as a member of the Joint Venture.

3.1.	Role of Inception. Inception will be responsible for providing the following services:

i. Management Services. Inception shall provide management and oversight of the drilling and exploration activities in the Concessions. It shall also provide the in- country expertise to potentially secure additional concessions that may be included within the joint venture if such additional concessions become available and Inception chooses to acquire them, at its sole election.

ii. Government Liaison. Inception shall provide government contacts and file necessary reports and obtain government consents necessary for the exploration and development activities from the government of Honduras, as required.

iii. Contractors. Inception shall introduce and negotiate with drilling companies and qualified persons on behalf of Newco necessary to complete the investigations and evaluation of the Concessions.

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3.2	Role of Corpus. Corpus shall be responsible for providing the funding necessary to complete the exploration and evaluation of the mineral content of the Concessions, including without limitation drilling expenses and consultants’ compensation and shall provide management and financial oversight of the project as necessary to ensure that all funds are applied appropriately.

4.	Revenue Sharing. All revenues generated from the commercialization of the Concessions, whether in the form of sales of the Concessions to larger mining companies or from mining the minerals located in the Concessions shall be shared by the Parties as follows:

Corpus	80%

Inception	20%

5.	Confidentiality.

5.1.	Confidentiality Obligation/Access. The Parties hereby agree and acknowledge that each Party will be granted full access at all times to information belonging to the other Parties in relation to the drilling program and the progress in evaluating the Concessions and both shall keep strictly confidential any such information and shall not disclose it to any party without the consent of the other Party. Notwithstanding the foregoing, the Parties acknowledge that the existence and terms of this Agreement will need to be disclosed with the Securities and Exchange Commission via Edgar and the Parties consent to this public disclosure.

5.2.	Press Releases. The Parties agree to the disclosure of this Agreement via a Press Release that is mutually agreed on by both Parties.

5.3.	Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, INCLUDING THE APPENDICES, NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED WITH RESPECT TO THE BUSINESS OF THE JOINT VENTURE OR THE POTENTIAL OF THE CONCESSIONS.

6.	Termination

6.1.	Termination for Cause. Notwithstanding any other provisions of this Agreement, either Party (the “Non-Defaulting Party”) shall be entitled to immediately terminate this Agreement with written notice to the other Party (the “Defaulting Party”) upon the occurrence of the following:

If the Defaulting Party fails to perform a material obligation under this Agreement, and such breach or non-performance is incapable of remedy or if in the reasonable opinion of the Non-Defaulting Party, such breach or non-performance is capable of remedy and the Defaulting Party fails to cure such breach or non-performance within thirty (30) days after receiving written notice thereof.

6.2.	Termination Not for Cause. This Agreement may be terminated upon the mutual written agreement of the parties to terminate the Agreement, upon terms to be negotiated by the Parties upon termination.

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7.	General.

7.1.	Subcontractors. Each Party acknowledges that the other Party may utilize subcontractors in the performance of its obligations under this Agreement so long as such subcontractor is fully qualified to undertake the activities, and has executed an agreement protecting the Confidential Information of the Parties to the same extent protected hereunder.

7.2.	Independent Contractor Status. The relationship between the Parties established by this Agreement is that of independent contractors, and nothing herein shall be construed to constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, except as specifically set forth in this Agreement. Neither Party shall have any authority to either obligate the other in any respect or hold itself out as having any such authority unless specifically agreed upon by the parties in advance and in writing. All personnel of Corpus shall be solely employees of Corpus and shall not represent themselves as employees of Inception and all personnel of Inception shall be solely personnel of Inception and shall not represent themselves as employees of Corpus.

7.3.	Non-Assignment. This Agreement shall not be assignable by either Party without the prior written consent of the other Party, which consent should not be unreasonably withheld. Notwithstanding the foregoing, this Assignment will be assignable by Inception upon a change of control of Inception to the new controlling Party.

7.4.	Notices. Any notice, request, consent or communication (each, a “Notice”) under this Agreement shall be effective if it is in writing and (i) personally delivered, (ii) sent by certified registered mail, postage prepaid, return receipt requested, (iii) sent by an internationally recognized overnight delivery service, with delivery confirmed, or (iv) sent by facsimile, with receipt confirmed (electronically or otherwise) and hard copy delivered by regular mail; addressed to the principal offices of each Party as set forth hereinabove or to such other address or facsimile number as shall be specified by either Party hereto to the other. A Notice shall be deemed to have been given upon actual delivery.

7.5.	Dispute Resolution. The Parties shall attempt to resolve all disputes between the parties arising out of, or relating to this Agreement, amicably through good faith discussions upon the written request of either Party. In the event that any such dispute cannot be resolved thereby within a period of sixty (60) days after such notice has been given, such dispute, including without limitation, any dispute concerning the scope of this arbitration clause shall be finally settled exclusively by arbitration administered in Salt Lake City, Utah by the American Arbitration Association in accordance with its Commercial Arbitration Rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Consistent with the expedited nature of arbitration, the scope of pre-hearing information exchange shall be determined by the arbitrator and limited to the reasonable production of relevant, non-privileged information that the arbitrator deems essential for resolving the dispute. Either Party may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the selection of the arbitrator (or pending the arbitrator’s determination of the merits of the controversy).

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7.6.	Applicable Law. This Agreement, and the rights and obligations of the Parties hereunder, including all matters arising out of or in connection with the transactions anticipated hereunder shall be governed, construed and interpreted exclusively in accordance with the with the substantive laws of Utah without giving effect to the principles thereof relating to conflicts of laws.

7.7.	Waivers. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. The observance or performance of any provision of this Agreement may be waived (either generally or in any particular instance) only with the written consent of the waiving Party.

7.8.	Counterparts. This Agreement may be executed in any number of counterparts, and execution by each of the Parties of any one of such counterparts will constitute due execution of this Agreement. Each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute one agreement.

7.9.	Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.10.	Entire Agreement. This Agreement constitutes the entire understanding between the Parties and supersedes any and all prior and contemporaneous, oral or written representations, communications, understandings, and agreements between the parties with respect to the subject matter hereof.

7.11.	Force Majeure. If any Party is prevented from performing any of its obligations hereunder (other than payment obligations) due to any cause which is beyond the non-performing Party’s reasonable control, including, without limitation, fire, explosion, flood, or other acts of God; acts, regulations or laws of any government; war, terrorist act or civil commotion; strike, lock-out or labor disturbances; or failure of public utilities or common carriers (a “Force Majeure Event”), such non-performing Party shall not be liable for breach of this Agreement with respect to such non-performance to the extent such non-performance is due to a Force Majeure Event. Such non-performance will be excused for as long as such event shall be continuing provided that the non-performing Party gives written notice to the other Party of the Force Majeure Event as soon as reasonably possible. Such non-performing Party shall exercise all reasonable efforts to eliminate the Force Majeure Event and to resume performance of its affected obligations as soon as practicable. Should the event of a Force Majeure continue for a period of sixty (60) days or more, the Parties shall enter into good faith discussions with a view to alleviating its affects or to agreeing upon such alternative arrangements as may be fair and reasonable with regard to the circumstances prevailing at that time.

7.12.	Survival. All rights granted and obligations undertaken by the Parties hereunder shall terminate upon the termination or expiration of this Agreement, except for the following which shall survive according to their terms: Indemnification, Confidentiality, Warranty, Indemnity, Survival.

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IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives.

CORPUS MINING AND EXPLORATION LTD	INCEPTION MINING INC.

By:	/s/ Dave Williams	By:	/s/ Trent D’Ambrosio
Name:	Dave Williams	Name:	Trent D’Ambrosio
Title:		Title:	CEO

Date:	October 16, 2017	Date:	October 16, 2017

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ADDENDUM TO JOINT VENTURE AGREEMENT

This Addendum to Joint Venture Agreement (this “Addendum”) is entered into on October 18, 2017 and effective as of the 1st day of October 2017, by and among Inception Mining Inc., a Nevada corporation (“Inception”) and Corpus Mining and Exploration Ltd. (“Corpus Mining”).

background

A.	On October 16, 2017, the parties entered into that certain Joint Venture Agreement (the “Agreement”) that described the formation of a joint venture between Corpus Mining and Inception to be effective as of October 1, 2017.

B.	The parties have added additional details regarding the terms of the Agreement and have agreed to formalize those in writing herein, as an addition and supplement to the original Agreement.

AGREEMENT

1.	Corpus Mining will provide up to $1,000,000 in funding to Corpus Gold to fund exploration on the Corpus III mineral concession granted by the government of Honduras to Compania Minera Cerros del Sur, S.A. de C.V.

2.	A six-month exploration program will commence immediately, the purpose of which will be to generate new exploration targets for drill testing, as well as development of existing prospects which include several historic Spanish workings on the Concession.

3.	The program will include rock chip and soil sampling, trenching, microprobe analysis, drone/X-CAM surveys, Induced Polarization Resistivity surveys and geologic mapping and prospecting. Targets will be prioritized and top ranked targets will be advanced to drill-ready-status by early 2018. The 2018 drilling program will primarily be focused on testing these high priority targets. A more detailed overview of the 2017-2018 exploration program will be provided in future press releases.

WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their respective officers on the date first written above.

CORPUS MINING AND EXPLORATION LTD.

/s/ Dave Williams
Dave Williams

INCEPTION MINING INC.

/s/ Trent D’Ambrosio
Trent D’Ambrosio
Chief Executive Officer

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